Exhibit 99.1

NEWS RELEASE

GOODYEAR COMPLETES DIVESTITURE OF OFF-THE-ROAD (OTR) TIRE BUSINESS

AKRON, Ohio, Feb. 3, 2025 – The Goodyear Tire & Rubber Company (NASDAQ: GT) (“Goodyear” or the “Company”) has completed the previously announced divestiture of its off-the-road (OTR) tire business to The Yokohama Rubber Company, Limited, effective February 3, 2025, in an all-cash transaction valued at approximately $905 million.

“The sale of the OTR business is a significant milestone in Goodyear’s transformation,” said Goodyear Chief Executive Officer and President Mark Stewart. “Our portfolio is now more streamlined, driving further efficiencies and enhancing our focus on our core industry-leading products and services.”

Goodyear intends to use transaction proceeds to reduce leverage and fund initiatives in connection with the Goodyear Forward transformation plan.

Evercore acted as exclusive financial advisor and Sullivan & Cromwell LLP acted as legal advisor to Goodyear.

About The Goodyear Tire & Rubber Company

Goodyear is one of the world’s largest tire companies. It employs about 68,000 people and manufactures its products in 53 facilities in 20 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.

FOR IMMEDIATE RELEASE
>	GLOBAL HEADQUARTERS:
200 INNOVATION WAY, AKRON, OHIO 44316-0001
>	MEDIA WEBSITE:
WWW.GOODYEARNEWSROOM.COM
>	CONTACT:
DOUG GRASSIAN
330.796.3855
DOUG_GRASSIAN@GOODYEAR.COM

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act.

Such forward-looking statements include, but are not limited to, statements relating to the transaction, including statements regarding the benefits of the transaction. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives; risks relating to our ability to achieve the anticipated benefits from the transaction; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the Company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.